Exhibit 99.2

Pro Forma Statement of Operations
(In thousands, except per share data)

                          Three Months Ended          Year Ended
                      January 30, January 31,  January 30, January 31,
                           2004       2003          2004       2003
                       -----------------------  ----------------------
                       (unaudited)(unaudited)
Revenues
   License fees        $    9,679 $    11,694   $   40,257   $ 44,481
   Services                27,160      19,362       87,235     76,609
                       ---------- -----------   ----------   --------
      Total revenues       36,839      31,056      127,492    121,090

Costs and expenses
   Cost of license fees        57          84          185        324
   Cost of services        17,738      11,472       56,625     44,505
   Research and
    development             7,821       6,680       30,243     35,704
   Sales and marketing     11,902      10,640       45,600     51,900
   General and
    administrative          5,118       2,771       15,472     15,747
   Amortization of
    deferred stock
    compensation                -          23            1        295
                       ---------- -----------   ----------   --------
Total costs and expenses   42,636      31,670      148,126    148,475
Pro forma loss from
 operations                (5,797)       (614)     (20,634)   (27,385)

   Interest and other
    income, net             1,193       1,643        2,024      3,009
                       ---------- -----------   ----------   --------
Pro forma income (loss)
 before income taxes       (4,604)      1,029      (18,610)   (24,376)
   Provision for income
    taxes                  (1,496)       (493)      (3,496)    (2,761)
                       ---------- -----------   ----------   --------
Pro forma net income
 (loss)                $   (6,100)$       536   $  (22,106)  $(27,137)
                       ========== ===========   ==========   ========
Items excluded from pro forma net income (loss)
   Stock option
    compensation charges   19,153      (1,977)     (14,686)    (1,977)
   Amortization and
    impairment of acquired
    intangibles              (665)     (1,152)      (2,660)    (3,147)
   Amortization and
    impairment of
    purchased licenses          -           -            -     (1,935)
   Restructuring costs          -           -            -    (36,546)
   Impairment of assets         -           -            -     (1,470)
                       ---------- -----------   ----------   --------
GAAP net income (loss) $   12,388 $    (2,593)  $  (39,452)  $(72,212)
                       ========== ===========   ==========   ========


Pro forma earnings (loss) per share
 Pro forma net income
  (loss) per share     $    (0.15)$      0.02   $    (0.58)  $  (0.77)
                       ========== ===========   ==========   ========
 Shares used in computing
  basic pro forma net
  income (loss) per share  41,840      35,598       38,163     35,278
                       ========== ===========   ==========   ========

 Diluted pro forma net
  income (loss) per
  share                $    (0.15)$      0.01   $    (0.58)  $  (0.77)
                       ========== ===========   ==========   ========
 Shares used in computing
  diluted pro forma net
  income (loss) per share  41,840      37,287       38,163     35,278
                       ========== ===========   ==========   ========

GAAP earnings (loss) per share
 Basic net income
  (loss) per share     $     0.30 $     (0.07)  $    (1.03)  $  (2.05)
                       ========== ===========   ==========   ========
 Shares used in computing
  basic net income (loss)
  per share                41,840      35,598       38,163     35,278
                       ========== ===========   ==========   ========

 Diluted net income
  (loss) per share     $     0.28 $     (0.07)  $    (1.03)  $  (2.05)
                       ========== ===========   ==========   ========
 Shares used in computing
  diluted net income (loss)
  per share                44,477      35,598       38,163     35,278
                       ========== ===========   ==========   ========



Condensed Consolidated Balance Sheets
(In thousands)

                                             January 30,  January 31,
                                                 2004       2003
                                              ---------- ----------
Assets
 Current assets
   Cash and short-term investments            $  85,460  $  53,752
   Accounts receivable, net                      29,749     22,467
   Deferred contract costs                          103          -
   Prepaid expenses and other current assets      3,926      4,026
                                              ---------- ----------
      Total current assets                      119,238     80,245
 Property and equipment, net                     20,848     22,798
 Purchased developed technology, net              1,995      4,655
 Restricted long-term investments                13,164     13,412
 Other assets                                     2,910      2,624
                                              ---------- ----------

   Total assets                               $ 158,155  $ 123,734
                                              ========== ==========

Liabilities and Stockholders' Equity
 Current liabilities
   Accounts payable                           $   5,390  $   4,699
   Accrued employee benefits                      8,829      8,821
   Current portion restructuring costs            9,193     13,418
   Other accrued liabilities                     12,826      8,421
   Current portion of capital lease obligations       -         11
   Deferred revenue                              28,152     23,955
                                              ---------- ----------
      Total current liabilities                  64,390     59,325
 Long-term accrued restructuring costs           18,791     26,903
 Long-term notes payable and other liabilities    1,704      1,687
                                              ---------- ----------

   Total liabilities                             84,885     87,915

Stockholders' equity
 Common stock                                        42         36
 Additional paid-in capital                     618,966    541,136
 Accumulated other comprehensive income (loss)     (647)       294
 Notes receivable from stockholders                 (61)       (69)
 Accumulated deficit                           (545,030)  (505,578)
                                              ---------- ----------
   Total stockholders' equity                    73,270     35,819
                                              ---------- ----------

   Total liabilities and stockholders' equity $ 158,155  $ 123,734
                                              ========== ==========